Keal.

Planet Beach™

**TERRITORY PAYMENT AGREEMENT
and PROMISSORY NOTE**

- This Payment Agreement ("Agreement") and Promissory Note is entered into this 18th day of JUNE, 2008 by and between Planet Beach Franchising Corporation ("PBFC"), a Nevada Corporation with its principal place of business at 5145 Taravella Road, Marrero, LA 70072, Mark & Michelle Blaney (the "Guarantor") and 1157854 Alberta Ltd. (the "Sub-Franchisor") a company incorporated under the laws of Canada with its principal place of business in Alberta for the principal sum of **One Hundred Sixty Five Thousand Three Hundred Fifty Four US Dollars and Forty Two cents** (\$165,354.42US) exclusive of interest.

A. On 18th JUNE 2008, the Sub-Franchisor, the Guarantor and PBFC entered into a Master Franchisee Addendum ("MA") in which the Sub-Franchisor received the non-exclusive right to serve as an independent contractor to PBFC to coordinate the development of a certain territory, including recruiting franchisees as well as providing continuing operational and supervisory assistance to current and/or future franchisees.

B. The territory granted to the Sub-Franchisor pursuant to the MA is as follows: Provinces of British Columbia, Manitoba and Saskatchewan, Canada. ("Territory").

C. The principal sum owed by the Sub-Franchisor to PBFC is One Hundred Sixty Five Thousand Three Hundred Fifty Four United States Dollars and Forty Two cents (\$165,354.42US)

D. REPAYMENT OF THE TOTAL SUM OF **One Hundred Sixty Five Thousand Three Hundred Fifty Four United States Dollars and Forty Two cents** (\$165,354.42US) SHALL BE MADE UPON THE FOLLOWING TERMS AND CONDITIONS:

  - Upon execution of this Agreement, the Sub-Franchisor shall pay the first payment equal to twenty five percent (25%) of the sum of **FOURTY ONE THOUSAND THREE HUNDRED THIRTY EIGHT DOLLARS and SIXTY ONE CENTS (\$41,338.61 US)** by certified cheque made payable to "Planet Beach Franchising Corporation" to be applied to the principal amount of this Agreement, leaving a balance of **ONE HUNDRED TWENTY THOUSAND FIFTEEN DOLLARS and EIGHTY TWO CENTS (\$120,015.82)**;

(PB)
SEPTEMBER 31, 2008

- On or before ~~July 31, 2008,~~ (PB) the Sub-Franchisor shall pay the second payment equal to twenty five percent (25%) of the sum of **FOURTY ONE THOUSAND THREE HUNDRED THIRTY EIGHT DOLLARS and SIXTY ONE CENTS ($41,338.61 US)** by certified cheque made payable to "Planet Beach Franchising Corporation" to be applied to the principal amount of this Agreement, leaving a balance of **EIGHTY TWO THOUSAND SIX HUNDRED SEVENTY SEVEN DOLLARS and TWENTY ONE CENTS ($82,677.21 US)**

- The balance of **EIGHTY TWO THOUSAND SIX HUNDRED SEVENTY SEVEN DOLLARS and TWENTY ONE CENTS ($82,677.21 US)** will be due and payable by the Sub-Franchisor in FORTY EIGHT (48) monthly instalments of ONE THOUSAND NINE HUNDRED SEVENTY NINE DOLLARS AND EIGHTY ONE CENTS ($1,979.81US) beginning on August 1, 2008 and every 15th of the month thereafter until payment is made in full. This amount is inclusive of an interest of SEVEN PERCENT (7%) and all payments are expected to be completed no later than July 1, 2012, (the "Maturity Date"). Please see Amortization Schedule attached as Exhibit A.

- If balance is received within TWENTY FOUR MONTHS (24) of execution of this agreement then any and all interest will be credited back to the Sub-Franchisor against its final payment.

E. PBFC may, at its discretion, extend the terms of this Agreement, upon the same terms and conditions set forth herein, upon agreement and written notification by PBFC to the Sub-Franchisor.

F. There is no penalty for early partial payment or for payment in full prior to the Maturity Date under the terms of this Agreement. However, if the payment is due to the sale of the Sub-Franchisor's Territory within twenty four (24) months of the date that this Agreement was executed, Twenty Five Thousand US Dollars and No cents ($25,000.00 US) in addition to the ten percent (10%) transfer fee payable under Paragraph 12.7.1 of the MA will be owed to PBFC. Such amount will be added to the principal balance then outstanding.

G. Each of the following shall constitute an event of default under this Agreement ("Default"):

1. Failure to pay when due any sums payable under this Agreement or the Master Franchise Agreement;
2. The occurrence of: (i) the Sub-Franchisor or the Guarantor being adjudicated bankrupt, becoming insolvent, committing any affirmative act of insolvency or filing any action or petition of insolvency, or (ii) the appointment by a court of competent authority of a receiver, permanent or temporary, of Sub-Franchisor's or

the Guarantor's property or any part thereof, or (iii) a general assignment for the benefit of its creditors by the Sub-Franchisor, or (iv) a final judgment remaining unsatisfied of record for thirty (30) days or longer against the Sub-Franchisor or the Guarantor, or (v) an execution levied against Sub-Franchisor's business or property, or (vi) a suit to foreclose any lien or mortgage against Sub-Franchisor's premises or equipment which execution is not dismissed within thirty (30) days, or is not in the process of being dismissed; provided, however, that PBFC reserves the right to be named as trustee or receiver in any voluntary petition for bankruptcy or insolvency filed by Sub-Franchisor; or (vii) the death or permanent disability of the Sub-Franchisor and/or Guarantor; or

3. The occurrence of an event of Default under this Agreement, the Master Franchise Agreement, any security agreement or other security instrument securing this Agreement or the Master Franchise Agreement.

H. If any Default occurs, PBFC may, at its sole option, declare all sums owing under this Agreement immediately due and payable.

I. If any lawyer is engaged by PBFC to enforce, construe or defend any provision of this Agreement or any security agreement or as a consequence of any Default, with or without the filing of any legal action or proceeding, the Sub-Franchisor shall pay on demand all legal fees and other costs incurred by PBFC, together with interest thereon from the date of such demand until paid at the rate applicable to the principal owing hereunder as if such unpaid legal fees and costs had been added to the principal.

J. No previous waiver and no failure or delay by PBFC in acting or exercising any right, power or privilege hereunder with respect to the terms of this Agreement or any security agreement of any other security instrument securing this Agreement and no course of dealing between the Sub-Franchisor and PBFC shall constitute waiver of any breach, default or failure of condition under this Agreement, or any such security instrument unless in writing signed by the Sub-Franchisor and PBFC and stating that such failure, delay or course of dealing constitutes a waiver of any such right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which PBFC would otherwise have.

K. If this Agreement is executed by more than one person or entity by the Sub-Franchisor as borrower, the obligations of each such person or entity shall be joint and several.

L. This Agreement shall be binding on the successors and permitted assigns of the Sub-Franchisor (and the Guarantor) and shall ensure to the benefit of PBFC and its successors and assigns.

M. PBFC, the Guarantor and the Sub-Franchisor each agree that neither will disclose or discuss, or authorize its agents, accountants or lawyers to disclose or discuss, directly

or indirectly, orally or in writing, to any person or entity, the terms of this Agreement thereof; provided, however, that disclosure may be made as ordered by any court, or as required by any regulatory agency, or as required by law.

N. The Sub-Franchisor and the Guarantor hereby waives presentment for payment, demand, notice of non-payment, notice of dishonour, notice of protest and protest of this note, and all other notices in connection with the delivery, acceptance, performance or enforcement of or default under this Agreement.

O. This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta, and the laws of Canada applicable therein and, in respect of any proceedings with respect to this Agreement, the Sub-Franchisor and the Guarantor hereby irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of such Province.

BY SIGNING BELOW, YOU ACKNOWLEDGE THAT YOU HAVE READ, UNDERSTOOD AND AGREED TO THE TERMS OF THIS TERRITORY PAYMENT AGREEMENT AND PROMISORY NOTE.

MASTER: 1157854 Alberta Ltd.

By: [signature]
Mark Blaney

By: N/A
~~Michelle Blaney~~ (MB)

GUARANTOR

[signature]
Mark Blaney

N/A
~~Michelle Blaney~~ (MB)

PBFC: Planet Beach Franchising Corporation

By: ______________________
Stephen P. Smith
President and CEO
And/or
Richard Juka
Senior Vice-President and COO

EXHIBIT A

Loan	$82,677.22		Payment	$1,979.81
Interest Rate	7.00%		First Pmt	8/1/2008
Term Pmts	48 Months		Last Pmt	7/1/2012
Closing	6/10/2008		TotalTPmt	$95,030.83

Pmt #	Due Date	Pmt Due	Interest Due	Principal Paid	Payoff Balance
1	8/1/2008	$ 1,979.81	$ 482.28	$ 1,497.53	$ 81,179.69
2	9/1/2008	$ 1,979.81	$ 473.55	$ 1,506.26	$ 79,673.43
3	10/1/2008	$ 1,979.81	$ 464.76	$ 1,515.05	$ 78,158.39
4	11/1/2008	$ 1,979.81	$ 455.92	$ 1,523.89	$ 76,634.50
5	12/1/2008	$ 1,979.81	$ 447.03	$ 1,532.77	$ 75,101.73
6	1/1/2009	$ 1,979.81	$ 438.09	$ 1,541.72	$ 73,560.01
7	2/1/2009	$ 1,979.81	$ 429.10	$ 1,550.71	$ 72,009.30
8	3/1/2009	$ 1,979.81	$ 420.05	$ 1,559.75	$ 70,449.55
9	4/1/2009	$ 1,979.81	$ 410.96	$ 1,568.85	$ 68,880.70
10	5/1/2009	$ 1,979.81	$ 401.80	$ 1,578.00	$ 67,302.69
11	6/1/2009	$ 1,979.81	$ 392.60	$ 1,587.21	$ 65,715.48
12	7/1/2009	$ 1,979.81	$ 383.34	$ 1,596.47	$ 64,119.01
13	8/1/2009	$ 1,979.81	$ 374.03	$ 1,605.78	$ 62,513.23
14	9/1/2009	$ 1,979.81	$ 364.66	$ 1,615.15	$ 60,898.08
15	10/1/2009	$ 1,979.81	$ 355.24	$ 1,624.57	$ 59,273.51

16	11/1/2009	$ 1,979.81	$ 345.76	$ 1,634.05	$ 57,639.47
17	12/1/2009	$ 1,979.81	$ 336.23	$ 1,643.58	$ 55,995.89
18	1/1/2010	$ 1,979.81	$ 326.64	$ 1,653.17	$ 54,342.72
19	2/1/2010	$ 1,979.81	$ 317.00	$ 1,662.81	$ 52,679.91
20	3/1/2010	$ 1,979.81	$ 307.30	$ 1,672.51	$ 51,007.40
21	4/1/2010	$ 1,979.81	$ 297.54	$ 1,682.27	$ 49,325.14
22	5/1/2010	$ 1,979.81	$ 287.73	$ 1,692.08	$ 47,633.06
23	6/1/2010	$ 1,979.81	$ 277.86	$ 1,701.95	$ 45,931.11
24	7/1/2010	$ 1,979.81	$ 267.93	$ 1,711.88	$ 44,219.23
25	8/1/2010	$ 1,979.81	$ 257.95	$ 1,721.86	$ 42,497.37
26	9/1/2010	$ 1,979.81	$ 247.90	$ 1,731.91	$ 40,765.46
27	10/1/2010	$ 1,979.81	$ 237.80	$ 1,742.01	$ 39,023.45
28	11/1/2010	$ 1,979.81	$ 227.64	$ 1,752.17	$ 37,271.28
29	12/1/2010	$ 1,979.81	$ 217.42	$ 1,762.39	$ 35,508.88
30	1/1/2011	$ 1,979.81	$ 207.14	$ 1,772.67	$ 33,736.21
31	2/1/2011	$ 1,979.81	$ 196.79	$ 1,783.01	$ 31,953.19
32	3/1/2011	$ 1,979.81	$ 186.39	$ 1,793.42	$ 30,159.78
33	4/1/2011	$ 1,979.81	$ 175.93	$ 1,803.88	$ 28,355.90
34	5/1/2011	$ 1,979.81	$ 165.41	$ 1,814.40	$ 26,541.50
35	6/1/2011	$ 1,979.81	$ 154.83	$ 1,824.98	$ 24,716.52
36	7/1/2011	$ 1,979.81	$ 144.18	$ 1,835.63	$ 22,880.89
37	8/1/2011	$ 1,979.81	$ 133.47	$ 1,846.34	$ 21,034.55

38	9/1/2011	$ 1,979.81	$ 122.70	$ 1,857.11	$ 19,177.45
39	10/1/2011	$ 1,979.81	$ 111.87	$ 1,867.94	$ 17,309.50
40	11/1/2011	$ 1,979.81	$ 100.97	$ 1,878.84	$ 15,430.67
41	12/1/2011	$ 1,979.81	$ 90.01	$ 1,889.80	$ 13,540.87
42	1/1/2012	$ 1,979.81	$ 78.99	$ 1,900.82	$ 11,640.05
43	2/1/2012	$ 1,979.81	$ 67.90	$ 1,911.91	$ 9,728.14
44	3/1/2012	$ 1,979.81	$ 56.75	$ 1,923.06	$ 7,805.08
45	4/1/2012	$ 1,979.81	$ 45.53	$ 1,934.28	$ 5,870.80
46	5/1/2012	$ 1,979.81	$ 34.25	$ 1,945.56	$ 3,925.24
47	6/1/2012	$ 1,979.81	$ 22.90	$ 1,956.91	$ 1,968.33
48	7/1/2012	$ 1,979.81	$ 11.48	$ 1,968.33	$ 0.00

Amendment to Master Franchise Agreement

This Amendment "A" is made and entered into by and between PLANET BEACH FRANCHISING CORPORATION ("**PBFC**") and 1157854 ALBERTA LTD. ("**Sub-Franchisor**") (this "**Amendment**"). All capitalized terms not defined in this Amendment have the meanings set forth in the Franchise Agreement. To the extent that the terms of this Amendment are inconsistent with any of the terms of the Franchise Agreement, the terms of this Amendment will supersede and govern. This Amendment is deemed effective on the date PBFC signs below (the "**Effective Date**").

RECITALS

A. PBFC and Sub-Franchisor executed a Master Franchise Agreement dated November 27, 2005 (the "**Agreement**"), whereby Sub-Franchisor was granted a license to own and operate and to license others to own and operate PLANET BEACH® businesses in the Province of Alberta (the "**Original Territory**").

B. Sub-Franchisor desires to expand the territory under the Agreement to include British Columbia, Manitoba and Saskatchewan.

C. PBFC and Sub-Franchisor wish to amend certain additional terms of the Agreement under the terms and conditions set forth in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Agreement, subject to the following terms and conditions:

AGREEMENT

1. Territory. Section 2.1 of the Agreement is amended to provide that the "Territory" shall be the Provinces of Alberta, British Columbia, Manitoba and Saskatchewan.

2. Territory Fee. In consideration of the license to operate substantially the same business in the expanded territory, Sub-Franchisor will pay an additional territory fee of US$165,354.42.

3. Development Schedule. The parties agree that as of the date of this Amendment, Sub-Franchisor has developed 4 Franchised Businesses in the Original Territory and that there are a total of 13 Planet Beach businesses operating in the Territory. The Development Schedule for the Territory is amended and restated in its entirety as follows:

DEVELOPMENT SCHEDULE

Development Period Conclusion Date	Minimum Number of Unit Franchises to be developed during the Development Period	Cumulative Number of Unit Franchises in Operation at the end of the Development Period
December 31, 2008	6	19
December 31, 2009	8	27
December 31, 2010	8	35
December 31, 2011 and every year thereafter	12	47 (12 additional per year)

Each Development Period begins on January 1 of that year and ends of December 31 of the year. For purposes of determining compliance with the Development Schedule, only the Franchised Businesses actually open and continuously operating as of the last day of the Development Period will be counted toward the number of Franchised Businesses required to be open and continuously operating for the applicable period. Additional, any additional units developed in one year can be counted toward the development obligations of the following year.

4. Initial Franchised Business Fees. Section 3.2 of the Agreement is amended to provide that the Initial Franchised Business Fees will ~~be as~~ (PB) follows:

   a. Single Franchised Business: CDN ~~US~~$9,000.00 (US)

   b. 3-pack (sale of three Franchised Businesses to a franchisee at one time): ~~CDN~~ US$13,000. (US) (MB)

   c. 5-pack (sale of five Franchised Businesses to a franchisee at one time): ~~CDN~~ US$15,000. (US) (MB)

   d. 10-pack (sale of ten Franchised Businesses to a franchisee at one time): ~~CDN~~ US$25,000. (US) (MB)

   e. No fee will be payable to PBFC for transfers of an existing Franchised Business within the Territory.

5. Fund for Recruiting Franchisees. Section 5.3 of the Agreement is amended to provide that effective for calendar year 2008 and each subsequent year during the Term, Sub-Franchisor must expend not less than $24,000 per year on advertising and promotional programs for the purpose of recruiting new franchisees.

6. Monthly Payments. Section 3.4 of the Agreement is amended to provide that Sub-Franchisor agrees to execute and deliver to PBFC, PBFC's bank and Sub-Franchisor's bank, as necessary, all forms and documents that PBFC requests to permit PBFC to use any payment method it designates, including automatic electronic funds transfer but excludes escrow payments. Sub-Franchisor must comply with all procedures PBFC specifies from time to time, and take such reasonable action as PBFC requests to assist in any designated payment method. Sub-Franchisor will bear the cost of all fees, commissions and other costs of currency exchange and electronic transfer of funds incurred in connection with payments Sub-Franchisor makes to PBFC. Sub-Franchisor

must maintain a balance in its account sufficient to allow Franchisor and its affiliates to collect the amounts owned when due. Any and all payments due to PBFC must be paid by the 15th of every month according to the payment method designated by PBFC. NOT TO INCLUDE ESCROW ACCOUNTS (PB)

7. Training. Section 5.5.5 is amended to provide that Sub-Franchisor may request to send additional employees or representatives to attend additional training conducted by PBFC or its affiliates. PBFC agrees that, subject to the availability of training sessions, Sub-Franchisor's employees may attend such additional training sessions and will not be required to pay an additional fee to PBFC, but Sub-Franchisor is responsible for (1) the costs of any training materials and (2) all travel and living expenses incurred by its employees or representatives in connection with their attendance at such training programs. Nothing in this Section will modify Sub-Franchisor's responsibility to providing training to its employees and franchisees as provided in the Agreement and in compliance with PBFC's System Standards.

8. Private Label Products. PBFC agrees that it will negotiate a separate agreement with Sub-Franchisor to allow Sub-Franchisor on an exclusive basis within Sub-Franchisors territory to manufacture and distribute PBFC's private label products, provided that Sub-Franchisor can comply with all legal requirements in the Territory and can meet PBFC's quality and other requirements. The agreement will contain all terms, conditions, representations, warranties and indemnities as negotiated by the parties.

9. Acknowledgment. Sub-Franchisor acknowledges and agrees that the franchise granted for the expanded Territory is substantially the same as the business operated in the Original Territory.

10. Ownership Interests. Sub-Franchisor represents and warrants that all Ownership Interests in Sub-Franchisor are completely and accurately described in the attached Exhibit F.

11. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

THE NEXT PAGE IS THE SIGNATURE PAGE

PLANET BEACH FRANCHISING CORP.

By: MARK BLANEY (MB)

Its: [signature]

Date: 18 June 2008

SUB-FRANCHISOR: [signature]

By: ______________________

Its: ______________________

Date: ______________________

EXHIBIT F

OWNERSHIP INTERESTS

Sub-Franchisor represents and warrants that the following is a complete and accurate list of all Ownership Interests in Sub-Franchisor, including the full name and home address of each owner, and fully describes the nature and extent of each owners' equity interest. Sub-Franchisor, and each owner as to his or her Ownership Interest in Sub-Franchisor, represents and warrants that each owner is the sole and exclusive legal and beneficial owner of his or her interest, free and clear of all liens, restrictions, agreements and encumbrances of any kind or nature, other than those required or permitted by this Agreement.

NAME	HOME ADDRESS	EQUITY INTEREST
MARK BLANEY	8819-160 AVE EDM. AB T5Z 3J1	100%

Date: June 18 2008

[signature] MARK BLANEY
Franchisee

By: [signature]
Its: MARK BLANEY (M

Owners

By: ____________________
Its: ____________________

By: ____________________
Its: ____________________

By: ____________________
Its: ____________________